Limited brands

2004 INVESTOR UPDATE MEETING



BATH & BODY WORKS / EXPRESS / HENRI BENDEL / THE LIMITED
VICTORIA'S SECRET / THE WHITE BARN CANDLE COMPANY

Leslie H. Wexner

CHAIRMAN &
CHIEF EXECUTIVE OFFICER
LIMITED BRANDS, INC.

Limitedbrands

ACHIEVE OUR MISSION:

To build a family of the world's best fashion brands offering captivating customer experiences that drive long-term loyalty and deliver sustained growth for our shareholders.

BY FOCUSING ON OUR GOALS

FINANCIAL
- Deliver annual sales and profit increases consistent with growth companies

BRAND AND MERCHANDISE
- Be *the* destination brand across each of our product/market categories and channels
- Dominate the intimate apparel, beauty and personal care categories through a portfolio of fashion brands
- Achieve "best in class" recognition for our apparel brands

PEOPLE
- Become recognized as an inclusive company with world-renowned talent

IMPLEMENTING OUR STRATEGIES

CREATE GREAT BRANDS WITH COMPELLING STORIES AND ASSORTMENTS
- Clearly-defined and well-differentiated brands that tell a story
- Define and develop "Best At" and "Win At" categories
- Develop sophisticated products with the functional and technical components that provide real value and encourage "trading up"
- Become the Gifting Destination
- Deliver sophisticated, integrated marketing that conveys the story and drives traffic

ENGAGE AND CAPTIVATE OUR CUSTOMERS

Create processes and environments that:
- Enable us to know our customers intimately
- Attract and emotionally engage customers
- Differentiate us from our competitors
- Provide an integrated, captivating, customer-friendly, branded service experience across all channels

DEVELOP AN OPEN MARKET INNOVATION MODEL
- Dramatically increase the number of commercially viable products
- Improve our speed to market and the quality of our products
- Deliver "next" for our customers – never underestimate the sophistication of our customer

IMPROVE OUR REAL ESTATE PRODUCTIVITY
- Tier our real estate portfolio to maximize value
- Distort our efforts to support the critical few programs to achieve PAR targets

BUILD ENTERPRISE CAPABILITIES AND SPEED IN ALL WE DO
- Significantly improve speed and efficiency through common processes and shared systems – enable the delivery of anything, anywhere, anytime

BUILD AND DEVELOP OUR TALENT AND TEAMS
- Attract, select, develop, engage and retain world class talent and develop the capabilities that enable our teams to deliver results

IMPLEMENTING OUR CRITICAL FEW INITIATIVES

CREATE GREAT BRANDS WITH COMPELLING STORIES AND ASSORTMENTS
- Deliver "Best At" and "Win At" categories
- Develop or acquire logical product adjacencies that drive growth and profitability across each of our brands and channels
- Implement the Gifting Initiative and Win At Holiday

ENGAGE AND CAPTIVATE OUR CUSTOMERS
- Elevate and revamp our marketing and promotional cadence
- Deploy operating practices and tools which enable high-quality customer experiences and improved financial results
- Build a robust customer marketing platform with proprietary data

DEVELOP AN OPEN MARKET INNOVATION MODEL
- Increase product commercialization capacity by 300-500%

IMPROVE OUR REAL ESTATE PRODUCTIVITY
- Realize our channel sales productivity potential (e.g. PAR targets)
- Develop and execute targeted real estate plans which maximize enterprise sales and productivity
- Leverage our real estate portfolio distorting to: Top 160 program, fleet optimization, store refresh

BUILD ENTERPRISE CAPABILITIES AND SPEED IN ALL WE DO
- Create and implement capabilities (infrastructure and processes) that enable the enterprise and brands to focus on the customer and drive efficiency
- Develop the systems to provide an integrated, customer-friendly, branded service experience across all channels and segments: view, try, buy from our stores, web or catalogue

BUILD AND DEVELOP OUR TALENT AND TEAMS
- Continue to develop our recruitment, selection, development and retention systems; build the capabilities to engage our associates and improve the effectiveness of our teams; and build the systems that enable the organization to continually improve

INCORPORATING OUR VALUES IN ALL WE DO

DOING WHAT IS RIGHT for associates, customers and investors
BEING INCLUSIVE in our thoughts and behaviors
PURSUING EXCELLENCE in all we do
WORKING FOR THE GREATER GOOD of the enterprise and the communities in which we operate

(Brands + Talent + Capabilities) x Execution = *Extraordinary* Results

Limitedbrands

ONE ENTERPRISE
THE WORLD'S BEST FASHION BRANDS

BATH & BODY WORKS / EXPRESS / HENRI BENDEL / THE LIMITED
VICTORIA'S SECRET / THE WHITE BARN CANDLE COMPANY